================================================================================

                                 PROJECT FABRIC

                      Presentation to the Special Committee
                            of the Board of Directors

                                  July 29, 1999

                            PETER J. SOLOMON COMPANY
                                     LIMITED

================================================================================

================================================================================

This presentation has been prepared by Peter J. Solomon Company Limited ("PJSC") from materials and information supplied (whether orally or in writing) by the corporation code-named "Fabric" (the "Company") and from publicly available sources.

This presentation includes certain statements, estimates and projections provided by Fabric with respect to the historical and anticipated future performance of Fabric. In preparing this presentation, PJSC has assumed and relied upon the accuracy and completeness of the information provided to and reviewed by PJSC for the purposes of this presentation and PJSC does not assume any responsibility for independent verification of such information. With respect to financial projections, PJSC has assumed that the financial projections were reasonably prepared on a basis which reflects the best currently available estimates and judgments of the future financial performance of Fabric. PJSC makes no representation or warranty as to, and assumes no responsibility for, the accuracy or completeness of any such statements, 7estimates and projections and for the effect which any inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date.

THIS REPORT HAS BEEN ISSUED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF FABRIC (THE "SPECIAL COMMITTEE"). IT IS NOT INTENDED TO BE USED, AND SHOULD NOT BE RELIED UPON, BY ANY OTHER ENTITY OR PERSON. THIS PRESENTATION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF FABRIC COMMON STOCK AS TO WHETHER OR NOT SUCH HOLDER SHOULD TENDER SHARES OR HOW ANY SUCH HOLDER SHOULD VOTE ON THE TRANSACTION WITH RESPECT TO WHICH AN OPINION MAY BE RENDERED.

THIS REPORT IS CONFIDENTIAL AND SHOULD NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE.

PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS REPORT.


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PROJECT FABRIC                         1                PETER J. SOLOMON COMPANY

Table of Contents
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Tab                                                                         Page
                                                                            ----
I.    Introduction                                                            3

II.   Summary Historical and Projected Financial Information                  9

III.  Summary Historical Stock Performance                                   19

IV.   Summary Management and Ownership Profile                               28

V.    Valuation Analysis                                                     31


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PROJECT FABRIC                         2                PETER J. SOLOMON COMPANY

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                                  Introduction

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PROJECT FABRIC                         3                PETER J. SOLOMON COMPANY

Introduction
================================================================================

o Concord Merger Corp. ("Merger Corp.") an entity owned and controlled by an investor group that includes Alvin Weinstein, the Chairman of Fabric, Earl Kramer, the President of Fabric, David Weinstein, the President of the Concord House Division of Fabric, and members of the Weinstein family (the "Investor Group"), has made an offer to purchase the Class A and Class B common shares (the "Common Shares") and common share equivalents of the Company not owned by Merger Corp. and the Investor Group for $7.875 per share (the "Transaction").

o The Special Committee has asked PJSC to advise it with respect to the fairness to the shareholders of the Company other than Merger Corp., the members of the Investor Group and their affiliates, from a financial point of view, of the consideration proposed to be paid by Merger Corp. pursuant to the terms of the Agreement and Plan of Merger (the "Agreement"), draft of July 28, 1999, between Merger Corp. and the Company.

o Pursuant to the Agreement, Merger Corp. will commence a tender offer for the outstanding Common Shares not owned by Merger Corp. and its affiliates and, upon completion thereof, intends to merge itself with and into the Company.

o Merger Corp. and the Investor Group currently own approximately 63% of the Common Shares.


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PROJECT FABRIC                         4                PETER J. SOLOMON COMPANY

Introduction
================================================================================

o We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information. With respect to the financial projections, including the estimates made by Fabric management, we have assumed that the financial projections were reasonably prepared on a basis which reflects the best currently available estimates and judgements of the future financial performance of Fabric. We have not conducted a physical inspection of the facilities or properties of Fabric. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of Fabric, nor have we been furnished with any such valuation or appraisal. For purposes of rendering this opinion, we have assumed and relied upon, in all respects material to our analysis, the following: that the representations and warranties of each party contained in the Agreement are true and correct; that each party will perform all of the covenants and agreements required to be performed by it; and that all of the conditions to the Transaction will be satisfied without waiver thereof. We have assumed, with your permission, for purposes of this opinion that the proposed consummation of the Transaction as set forth in the Agreement complies in all material respects with all statutory, common and other applicable law. We have also assumed that all material governmental, regulatory and other consents and approvals will be obtained and that in the course of obtaining any of the foregoing, as contemplated by the Agreement, no restrictions or conditions will be imposed or waivers made that would have any material effect on the Transaction. We have relied as to all legal matters on advice of counsel to the Special Committee. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of July 29, 1999.

o In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any other party with respect to the sale or other business combination transaction involving the Company or any of its assets. The Company represented to us that it had not received any expressions of interest or offers from any party with respect to any such transaction. Further, the members of the Investor Group represented to us that they would not entertain or accept any offers from any party to purchase their Common Shares. Our opinion is predicated on these bases.


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PROJECT FABRIC                         5                PETER J. SOLOMON COMPANY

Introduction
================================================================================

o Our advisory services are provided solely for the information and assistance of the Special Committee and are not on behalf of and are not intended to confer rights or remedies upon any other entity or persons, and may not be used for any other purpose without our prior written consent (except that our opinion may be included in its entirety in any filings made with respect to the Transaction with the Securities and Exchange Commission). This presentation does not constitute a recommendation to any holder of Fabric Common Stock as to whether or not such holder should tender shares or how any such holder should vote on the Transaction.


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PROJECT FABRIC                         6                PETER J. SOLOMON COMPANY

Introduction
================================================================================

o     For purposes of this presentation, PJSC has:

      - reviewed certain publicly available financial statements and other information of Fabric;

      - reviewed certain internal financial statements and other financial and operating data concerning Fabric prepared by the management of Fabric (the "Management");

      - reviewed certain financial projections of Fabric prepared by Management;

      - discussed the past and current operations, financial condition and prospects of Fabric with Management;

      -     reviewed the reported prices and trading activity of Fabric Common
            Stock;

      - compared the financial performance and condition of Fabric and the liquidity of Fabric Common Stock with that of certain other comparable publicly traded companies;

      - reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or part, to the Transaction;

      - participated in certain discussions among representatives of Fabric and Merger Corp.;

      - reviewed drafts of the Agreement (and we have assumed that the final form thereof will not vary in any regard that is material to our analysis); and

      -     performed such other analyses as we have deemed appropriate.


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PROJECT FABRIC                         7                PETER J. SOLOMON COMPANY

Transaction Overview
================================================================================

(Dollars in millions except per share data)

Tender Price                                            $7.875

                                                        Class A        Class B
                                                        -------        -------
Stock Price as of 7/28/99                               $5.625         $5.625(a)
Premium of Tender Price to Stock Price as of 7/28/99      40.0%          40.0%

Equity Value (b)                                        $28.62
Enterprise Value (b)                                     24.73

Enterprise Value as a Multiple of:
Net Sales
      LTM (c)                        $90.6                27.3%
      FY 1999P (d)                    87.8                28.1%
      FY 2000P (d)                    89.0                27.8%

EBITDA
      LTM (c)                          6.4                3.9x
      FY 1999P (d)                     6.4                3.9x
      FY 2000P (d)                     5.1                4.9x

EBIT
      LTM (c)                          4.5                5.5x
      FY 1999P (d)                     4.6                5.4x
      FY 2000P (d)                     3.3                7.6x

P/E Ratios:
LTM EPS (c)                          $0.53               14.8x
FY99 EPS estimate (d)                 0.61               12.8x
FY00 EPS estimate (d)                 0.46               17.1x

CY99 EPS estimate (d)                 0.56               14.0x
CY00 EPS estimate (d)                 0.45               17.3x

----------
(a)   Class B shares are convertible to Class A shares on a 1:1 basis.
(b) Assuming stock price of $7.875. Assume same number of shares outstanding as of 5/30/99 and 182,500 options which are currently in the money.
(c) Source: Company's Form 10-Q for the fiscal quarter ended May 30, 1999 and Company's Form 10-K for the fiscal year ended August 30, 1998.
(d)   Source: Company Management.


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PROJECT FABRIC                         8                PETER J. SOLOMON COMPANY

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                        Summary Historical and Projected
                              Financial Information

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PROJECT FABRIC                         9                PETER J. SOLOMON COMPANY

Summary Capitalization and Valuation Data
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(Amounts in Millions, Except Per Share Data and Common Stock Ownership)

                                Stock Information
--------------------------------------------------------------------------------
Stock Exchange                                                 AMEX

                                          Class A              Class B
                                          -------              -------
Stock Price as of 7/28/99                 $5.63                $5.63
Fiscal year end                                                8/30/98

52-Week Stock Price                       Class A              Class B
                                          -------              -------
                             High         $8.50 (08/13/98)     $8.25 (07/28/98)
                             Low          $4.00 (04/01/99)     $4.38 (04/26/99)

5-Year Stock Price
                             High        $10.69 (04/29/98)    $10.63 (04/30/98)
                             Low          $3.63 (12/27/95)     $3.63 (12/11/95)

                     LTM Financial Information (5/30/99)(a)
--------------------------------------------------------------------------------
Net Sales                                                              $90.6
EBITDA                                                                   6.4
EBIT                                                                     4.5
Net Income                                                               2.0

LTM EPS                                                                $0.53
FY99 EPS estimate                                                       0.61(b)
FY00 EPS estimate                                                       0.46(b)

CY99 EPS estimate                                                       0.56(b)
CY00 EPS estimate                                                       0.45(b)

Projected 3 Year Growth Rate(c)                                         -5.9%(b)

                             Summary Capitalization
--------------------------------------------------------------------------------
                                                                          As of
                                                                         5/30/99
                                                                         -------
Total Debt                                                                 $17.2
Shareholders' Equity                                                        47.9
                                                                         -------
Total Capitalization                                                       $65.1

Book Value / Share                                                        $13.19

                      Market Capitalization and Firm Value
--------------------------------------------------------------------------------
                                                 Class A              Class B
                                                 -------              -------
Stock Price as of 7/28/99                         $5.63                $5.63
Primary Shares Outstanding (f)                     2.17                 1.44
Total Primary Shares Outstanding (f)                          3.61
Option Equivalent Shares (g)                                  0.02
                                                            ------
  Fully-diluted Shares Outstanding                            3.63

Equity Value                                                 20.44
Plus: Total debt (as of 5/30/99)                             17.15
Less: Cash (as of 5/30/99)                                  (21.04)
                                                            ------
Enterprise Value                                             16.55

                                    Valuation
--------------------------------------------------------------------------------
Enterprise Value as a
Multiple of LTM:
Net Sales                                                                 18.3%
EBITDA                                                                     2.6x
EBIT                                                                       3.7

P/E Ratio:                                    Class A                    Class B
                                              -------                    -------
LTM EPS                                        10.6x                      10.6x
FY99 EPS estimate                               9.2                        9.2
FY00 EPS estimate                              12.2                       12.2

CY99 EPS estimate                              10.0                       10.0
CY00 EPS estimate                              12.4                       12.4

                      Common Stock Ownership by Category(d)
--------------------------------------------------------------------------------
(Amounts in Thousands)                       Common                     % of
                                            Shares(e)                   Total
                                          --------------------------------------
Ownership
Alvin Weinstein                              1,839.8                     47.7%
David Weinstein, etc.                          566.2                     14.7%
Earl Kramer                                     94.4                      2.4%
Other Insiders                                  45.0                      1.2%
                                          --------------------------------------
  Total Insiders                             2,545.4                     65.9%

FMR Corp                                       292.3                      7.6%

Dimensional Fund Advisors Inc                  218.0                      5.6%
Franklin Resources Inc                         146.0                      3.8%
Other Institutions                             187.9                      4.9%
                                          --------------------------------------
  Total Institutions                           844.2                     21.9%
Public and Other                               470.6                     12.2%
                                          --------------------------------------
  Total Shares Outstanding                   3,860.1                    100.0%

----------
(a) Source: Company's Form 10-Q for the fiscal quarter ended May 30, 1999 and Company's Form 10-K for the fiscal year ended August 30, 1998.
(b) Source: Company's Management. Assumed same number of shares outstanding as of 5/30/99 and 182,500 options which are currently in the money.
(c)   Growth rate for period 8/30/1999 - 8/30/2002.
(d)   Source: Company's Proxy Statement dated January 12, 1999 and Bloomberg.
(e)   Combined ownership of Class A and Class B common shares.
(f)   Source: Company's Form 10-Q for the fiscal quarter ended May 30, 1999.
(g) Represents treasury stock method applied to 182,500 options which are currently in the money, as provided by Company's Management.


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PROJECT FABRIC                        10                PETER J. SOLOMON COMPANY

Historical Fabric Income Statement
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(Dollars in millions)

                                          Fiscal Year Ending August 30,(a)           Nine Months Ended(b)     LTM     FYE 8/30(d)
                                ---------------------------------------------------  --------------------  ---------  -----------
                                  1994      1995       1996        1997      1998     5/31/98    5/30/99    5/30/99       1999
                                --------  --------   --------    --------  --------  ---------  ---------  ---------  -----------
Net Sales                        $197.8    $180.2     $146.6      $108.8    $101.3     $76.5      $65.8      $90.6       $87.8
Gross Profit                       48.9      36.2       37.7        32.5      30.7      23.7       21.1       28.1        27.2
SG&A                               36.4      36.1       33.2        25.1      24.3      18.8       17.8       23.3        22.7
EBITDA                             13.1       1.4        5.3         8.3       7.9       6.1        4.6        6.4         6.4
EBIT                               11.1      (0.6)       3.5         6.6       6.1       4.9        3.3        4.5         4.6
Net Income (c)                      5.6      (2.0)       0.9         3.4       3.1       2.6        1.5        2.0         2.2
EPS (c)                           $1.56    ($0.56)     $0.26       $0.90     $0.80     $0.68      $0.41      $0.53       $0.61(e)

Margins (as a % of Revenues)
Gross Profit                       24.7%     20.1%      25.8%       29.9%     30.3%     31.0%      32.1%      31.0%       31.0%
SG&A                               18.4      20.1       22.6        23.0      24.0      24.5       27.0       25.7        25.8
EBITDA                              6.6       0.8        3.6         7.6       7.8       8.0        7.0        7.0         7.3
EBIT                                5.6      (0.3)       2.4         6.0       6.0       6.4        5.1        4.9         5.2
Net Income                          2.8      (1.1)       0.6         3.1       3.0       3.4        2.3        2.2         2.5

Growth Rates (year-over-year)
Sales                               0.4%     (8.9)%    (18.6)%     (25.8)%    (6.9)%      --      (13.9)%       --       (13.3)%
Gross Profit                       11.8     (25.9)       4.3       (13.9)     (5.7)       --      (10.8)        --       (11.2)
EBITDA                             11.0     (88.8)     275.0        55.2      (4.3)       --      (25.1)        --       (19.6)
EBIT                               10.6        NM         NM        86.1      (7.6)       --      (32.2)        --       (24.6)
Net Income                         20.9        NM         NM       258.1      (9.1)       --      (41.1)        --       (26.9)
EPS                                20.3        NM         NM       251.0     (10.8)       --      (39.4)        --       (23.1)

(a) Source: Company Form 10-K for the fiscal years ended August 30, 1994 through 1998.
(b) Source: Company Form 10-Q for the fiscal quarters ended May 31, 1998 and May 30, 1999.
(c) Adjusted to exclude $1.4 million for gain on sale of equipment in 1994, $1.1 million for plant shut-down costs in 1995, $0.5 million for provision for impairment in value of property held for sale in 1998 and $0.09 for loss on sale of plant in 9 Months ended 5/30/99.
(d)   Projected by Company Management.
(e)   Shares outstanding as of 5/30/1999.


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PROJECT FABRIC                        11                PETER J. SOLOMON COMPANY

Historical Fabric Income Statement by Division
================================================================================

(Dollars in millions)

                                           Fiscal Year Ending August 30,             Nine Months Ended     LTM    FYE 8/30
                                --------------------------------------------------   -----------------   -------  --------
                                  1994      1995       1996       1997       1998    5/31/98   5/30/99   5/30/99   1999P
                                -------   -------    -------    -------    -------   -------   -------   -------  --------
Net Sales
   Knitted Fabrics                $56.3     $55.1      $58.4      $50.2      $53.4     $40.9     $37.4     $50.0     $49.3
   Concord House                   56.7      58.0       48.7       56.8       47.9      35.6      28.4      40.7      38.5
   Phased-out Operations           84.8      67.1       39.4        1.8        0.0       0.0       0.0       0.0       0.0
                                -------   -------    -------    -------    -------   -------   -------   -------  --------
      Total Sales                 197.8     180.1      146.6      108.8      101.3      76.5      65.8      90.6      87.8

Gross Profit
   Knitted Fabrics                 $7.0      $4.8       $9.9       $9.1      $12.1      $9.1     $10.7     $13.6     $12.8
   Concord House                   25.7      25.1       20.1       22.6       17.5      13.7       9.6      13.4      13.8
   Phased-out Operations           15.0       5.0        7.0       (0.1)       0.0       0.0       0.0       0.0       0.0
                                -------   -------    -------    -------    -------   -------   -------   -------  --------
      Total Gross Profit (a)       48.9      34.9       36.9       31.6       29.6      22.9      20.3      27.0      26.6

Operating Expenses
   Knitted Fabrics                 $1.6      $1.6       $1.5       $1.5       $1.5      $1.1      $1.2      $1.5      $1.5
   Concord House                    9.5      10.9       11.4       11.9       12.0       9.2       8.2      11.0      11.2
   Phased-out Operations            8.1      14.3        8.5        1.0        0.0       0.0       0.0       0.0       0.0
                                -------   -------    -------    -------    -------   -------   -------   -------  --------
      Total Expenses               19.2      26.9       21.5       14.4       13.4      10.3       9.4      12.5      12.7

Divisional Performance Margin
    Knitted Fabrics                $5.4      $3.1       $8.3       $7.6      $10.6      $8.0      $9.5     $12.1     $11.3
    Concord House                  16.2      14.2        8.6       10.7        5.5       4.6       1.4       2.3       2.6
    Phased-out Operations           6.9      (5.8)      (1.5)      (0.2)       0.0       0.0       0.0       0.0       0.0
                                -------   ----------------------------------------   -------   -------   -------  --------
      Total DPM                    28.4      11.5       15.5       18.1       16.1      12.6      10.9      14.4      13.9

----------
Sources: Company Management.
(a) Difference between Total Gross Profit as reported on divisional basis and Total Gross Profit as reported on the Financial Statements due to reclassification of SG&A expenses for the Milledgeville Facility.


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PROJECT FABRIC                        12                PETER J. SOLOMON COMPANY

Historical Fabric Income Statement Margins by Division
================================================================================

                                          Fiscal Year Ending August 30,             Nine Months Ended     LTM     FYE 8/30
                                -------------------------------------------------   -----------------   -------   --------
                                 1994      1995       1996       1997       1998    5/31/98   5/30/99   5/30/99     1999P
                                ------    ------     ------     ------     ------   -------   -------   -------   --------
Margins (as a % of Revenues)
Gross Profit
   Knitted Fabrics                12.4%      8.6%      16.9%      18.1%      22.6%     22.3%     28.5%     27.3%      26.0%
   Concord House                  45.3      43.3       41.2       39.9       36.5      38.6      33.9      32.8       35.8
   Phased-out Operations          17.6       7.5       17.7       (6.2)        --        --        --        --         --
                                ------    ------     ------     ------     ------    ------    ------    ------   --------
      Total Gross Profit          24.7      19.4       25.2       29.1       29.2      29.9      30.8      29.8       30.3

Operating Expenses
   Knitted Fabrics                 2.8%      3.0%       2.6%       2.9%       2.7%      2.7%      3.1%      3.0%       3.1%
   Concord House                  16.7      18.9       23.5       21.1       25.0      25.8      29.0      27.2       29.0
   Phased-out Operations           9.5      21.3       21.5       55.7         --        --        --        --         --
                                ------    ------     ------     ------     ------    ------    ------    ------   --------
      Total Expenses               9.7      14.9       14.6       13.3       13.3      13.4      14.3      13.8       14.5

Divisional Performance Margin
   Knitted Fabrics                 9.5%      5.7%      14.3%      15.2%      19.9%     19.6%     25.4%     24.2%      22.9%
   Concord House                  28.6      24.5       17.7       18.8       11.5      12.9       4.9       5.7        6.8
   Phased-out Operations           8.1      (8.7)      (3.8)     (11.3)        --        --        --        --         --
                                ------    ------     ------     ------     ------    ------    ------    ------   --------
      Total DPM                   14.4       6.4       10.5       16.6       15.9      16.5      16.6      15.9       15.8

----------
Sources: Company Management.


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PROJECT FABRIC                        13                PETER J. SOLOMON COMPANY

Historical Fabric Income Statement Growth by Division
================================================================================

                                          Fiscal Year Ending August 30,               Nine Months Ended      LTM     FYE 8/30
                                --------------------------------------------------    -----------------    -------   --------
                                 1994       1995       1996       1997       1998     5/31/98   5/30/99    5/30/99     1999P
                                ------     ------     ------     ------     ------    -------   -------    -------   --------
Growth Rates (year-over-year)
Net Sales
   Knitted Fabrics                 5.5%      (2.1)%      6.0%     (14.0)%      6.4%        --%     (8.5)%       --%      (7.7)%
   Concord House                  (6.1)       2.2      (15.9)      16.5      (15.7)        --     (20.2)        --      (19.5)
   Phased-out Operations           1.8      (20.9)     (41.2)     (95.4)    (100.0)        --       0.0         --        0.0
                                ------     ------     ------     ------     ------     ------    ------     ------   --------
      Total Net Sales              0.4       (8.9)     (18.6)     (25.8)      (6.9)        --     (13.9)        --      (13.3)

Gross Profit
   Knitted Fabrics                (8.5)%    (31.5)%    107.2%      (7.7)%     32.5%        --%     16.9%        --%       6.4%
   Concord House                  10.6       (2.2)     (20.1)      12.8      (22.8)        --     (30.0)        --      (21.1)
   Phased-out Operations          43.2      (66.5)      39.1     (101.6)    (100.0)        --       0.0         --        0.0
                                ------     ------     ------     ------     ------     ------    ------     ------   --------
      Total Gross Profit          18.5      (28.6)       5.8      (14.3)      (6.6)        --     (11.3)        --       (9.9)

Operating Expenses
   Knitted Fabrics                15.3%       2.7%      (6.0)%     (4.7)%     (1.6)%       --%      5.1%        --%       6.8%
   Concord House                   8.0       15.5        4.5        4.6        0.3         --     (10.3)        --       (6.8)
   Phased-out Operations          35.0       76.7      (40.7)     (88.0)    (100.0)        --       0.0         --        0.0
                                ------     ------     ------     ------     ------     ------    ------     ------   --------
      Total Expenses              18.6       40.3      (20.2)     (32.7)      (7.0)        --      (8.6)        --       (5.4)

Divisional Performance Margin
   Knitted Fabrics               (13.8)%    (41.7)%    166.9%      (8.3)%     39.1%        --%     18.5%        --%       6.3%
   Concord House                  12.2      (12.6)     (39.0)      23.7      (48.6)        --     (69.6)        --      (52.3)
   Phased-out Operations          38.7     (185.1)     (74.1)     (86.3)    (100.0)        --       0.0         --        0.0
                                ------     ------     ------     ------     ------     ------    ------     ------   --------
      Total DPM                   11.0      (59.7)      34.9       17.3      (11.1)        --     (13.4)        --      (13.7)

----------
Sources: Company Management.


--------------------------------------------------------------------------------
PROJECT FABRIC                        14                PETER J. SOLOMON COMPANY

Historical Fabric Balance Sheet
================================================================================
(Dollars in Millions)

                                                          At Fiscal Year End(a)
                                                   --------------------------------      As of
                                                     1996        1997        1998      5/30/99(b)
                                                   --------    --------    --------    ----------
Current Assets
   Cash, Cash Equivalents and Investments              $9.7       $20.9       $23.3         $21.0
   Accounts Receivable and Other Current Assets        27.1        21.3        18.0          18.1
   Inventories                                         17.3        12.9        16.0          15.2
   Deferred Income Taxes and Other Expenses             4.2         3.4         3.2           3.2
                                                   --------    --------    --------    ----------
      Total Current Assets                            $58.4       $58.6       $60.5         $57.6

Long-Term Assets
   Property, Plant and Equipment, net                  12.3        11.3        12.2          11.0
   Other Assets                                         2.5         3.2         3.1           3.3
                                                   --------    --------    --------    ----------
      Total Long-Term Assets                           14.8        14.5        15.4          14.2

Total Assets                                          $73.2       $73.0       $75.9         $71.9
                                                   ========    ========    ========    ==========

Current Liabilities
   Accounts Payable                                     6.9         4.3         4.6           3.7
   Short Term Debt and Current Portion of Debt          0.0         0.0         2.9           2.9
   Accrued Liabilities                                  4.4         3.5         3.3           1.9
   Income Taxes Payable                                 0.0         0.0         0.1           0.4
                                                   --------    --------    --------    ----------
      Total Current Liabilities                       $11.3        $7.8       $10.8          $8.9

Long-Term Liabilities
   Notes Payable                                       20.0        20.0        17.2          14.3
   Other Long-Term Liabilities                          1.0         1.0         0.8           0.7
                                                   --------    --------    --------    ----------
      Total Long-Term Liabilities                     $21.0       $21.0       $18.0         $15.0

Shareholders' Equity                                   40.8        44.2        47.1          47.9
                                                   --------    --------    --------    ----------

Total Liabilities and Shareholders Equity             $73.2       $73.0       $75.9         $71.9
                                                   ========    ========    ========    ==========

Select Balance Sheet Ratios
   Accounts Receivable Days                            67.5        71.5        64.9          73.0
   Inventory Turnover                                   6.3x        5.9x        4.4x          4.1x
   Accounts Payable Days                               23.3        20.5        23.8          21.4
   Net Working Capital as a % of Revenues              22.6%       24.3%       25.8%         30.6%
   Total Debt / Total Capitalization                   32.9%       31.1%       29.8%         26.3%
   Net Debt / Total Capitalization(c)                  16.9%        0.0%        0.0%          0.0%

----------
(a) Source: Company Form 10-K for the fiscal years ended August 30, 1996, 1997 and 1998.
(b)   Source: Company Form 10-Q for the fiscal quarter ended May 30, 1999.
(c) Net Debt presented as $0.0 when total debt is less than cash and cash equivalents.


--------------------------------------------------------------------------------
PROJECT FABRIC                        15                PETER J. SOLOMON COMPANY

Historical Fabric Statement of Cash Flow
================================================================================

(Dollars in Millions)                                                                        9 Months
                                                             Fiscal Years (a)                  Ended
                                                     --------------------------------       ----------
                                                       1996        1997        1998         5/30/99(b)
                                                     --------    --------    --------       ----------
Operating Activities
   Net Income                                            $0.9        $3.4        $3.1(c)          $1.5
   Depreciation and Amortization                          1.8         1.7         1.9              1.3
   Deferred Taxes                                         0.4         0.4        (0.4)             0.2
   Other Long-Term Assets and Liabilities                 1.1         1.0         0.3              0.4
   Change in Working Capital Accounts                     5.8         5.4         0.6             (1.8)
                                                     --------    --------    --------       ----------
Net cash provided by operating activities                10.1        11.8         5.4              1.6

Investing Activities (e)
   Capital Expenditures                                  (1.7)       (0.9)       (3.4)(d)         (1.3)
   Proceeds from sale of plant and equipment              0.9         0.3         0.1              1.0
                                                     --------    --------    --------       ----------
Net cash provided from investing activities              (0.8)       (0.7)       (3.3)            (0.3)

Net Cash Before Financing Activities                      9.3        11.1         2.1              1.2

Financing Activities
   Decrease in Notes Payable                             (2.0)        0.0         0.0             (2.9)
   Proceeds from the issuance of Common Stock             0.1         0.0         0.1              0.2
   Repurchases of Common Stock                            0.0         0.0         0.0             (0.8)
                                                     --------    --------    --------       ----------
Net cash used in financing activities                    (1.9)        0.0         0.1             (3.5)

Net increase/(decrease) in cash & cash equivalents        7.4        11.2         2.2             (2.2)
Cash & cash equivalents at beginning of period            2.4         9.7        20.9             23.1
                                                     --------    --------    --------       ----------
Cash & cash equivalents at end of period                 $9.7       $20.9       $23.1(f)         $20.8(f)

(a) Source: Company Form 10-K for the fiscal years ended August 30, 1996, 1997 and 1998.
(b)   Source: Company Form 10-Q for the fiscal quarter ended May 30, 1999.
(c) Adjusted to exclude $0.5 million for provision for impairment in value of property held for sale in 1998.
(d) Larger than ordinary capex is due to $1.6 million capacity expansion of a plant and replacement of old equipment.
(e) Excludes purchase of held-to-maturity securities and proceeds from sales of held-to-maturity securities.
(f) Differs from cash and cash equivalents on Balance Sheet due to tax effect of $0.5 million adjustment for provision for asset impairment.


--------------------------------------------------------------------------------
PROJECT FABRIC                        16                PETER J. SOLOMON COMPANY

Projected Fabric Income Statement
================================================================================

(Dollars in millions)

                                                     Projected Fiscal Year Ending August 30,(b)
                                FYE 8/30     -----------------------------------------------------------
                                 1998(a)       1999         2000         2001         2002        2003
                                --------     --------     --------     --------     --------    --------
Revenues                          $101.3        $87.8        $89.0        $90.6        $92.7       $94.8
Gross Profit                        30.7         27.2         26.2         26.4         27.2        28.1
SG&A                                24.3         22.7         23.0         23.4         24.0        24.7
EBITDA                               7.9          6.4          5.1          4.7          5.0         5.2
EBIT                                 6.1          4.6          3.3          2.9          3.2         3.4
Net Income                           3.1          2.2          1.7(c)       1.6          1.9         2.1

Earnings per Share (d)             $0.80        $0.61        $0.46        $0.44        $0.51       $0.59
                                ========     ========     ========     ========     ========    ========

Margins (as a % of Revenues)
Gross Profit                        30.3%        31.0%        29.5%        29.1%        29.4%       29.6%
SG&A                                24.0         25.8         25.8         25.9         25.9        26.0
EBITDA                               7.8          7.3          5.7          5.2          5.4         5.5
EBIT                                 6.0          5.2          3.7          3.3          3.4         3.6
Net Income                           3.0          2.5          1.9          1.8          2.0         2.2

Growth Rates (year-over-year)
Revenues                            (6.9)%      (13.3)%        1.3%         1.8%         2.3%        2.3%
Gross Profit                        (5.7)       (11.2)        (3.7)         0.6          3.2         3.2
EBITDA                              (4.3)       (19.6)       (20.7)        (6.1)         5.0         5.0
EBIT                                (7.6)       (24.6)       (28.8)        (9.4)         8.0         7.9
Net Income                          (9.1)       (26.9)       (24.9)        (4.0)        15.7        14.4
Earnings per Share                 (10.8)       (23.1)       (24.9)        (4.0)        15.7        14.4

(a)   Source: Company Form 10-K for the fiscal year ended August 30, 1998.
(b)   Provided by Company Management.
(c)   Adjusted to exclude gain on sale of plant of $1.4 million.
(d) Assume shares outstanding as of 5/30/1999 and 182,500 options which are in the money.


--------------------------------------------------------------------------------
PROJECT FABRIC                        17                PETER J. SOLOMON COMPANY

Projected Fabric Income Statement by Division
================================================================================

(Dollars in millions)

                                FYE 8/30                   Fiscal Year Ending August 30,(a)
                                --------     -----------------------------------------------------------
                                 1998(a)       1999         2000         2001         2002        2003
                                --------     --------     --------     --------     --------    --------
Net Sales
   Knitted Fabrics                 $53.4        $49.3        $49.3        $49.3        $49.3       $49.3
   Concord House                    47.9         38.5         39.7         41.2         43.3        45.5
                                --------     --------     --------     --------     --------    --------
      Total Sales                  101.3         87.8         89.0         90.6         92.7        94.8

Gross Profit
Knitted Fabrics                    $12.1        $12.8        $11.3        $10.8        $10.8       $10.8
   Concord House                    17.5        $13.8        $14.3        $14.9        $15.8       $16.6
                                --------     --------     --------     --------     --------    --------
      Total Gross Profit (b)        29.6         26.6         25.6         25.8         26.6        27.5

Margins (as a % of Revenues)
Gross Profit
   Knitted Fabrics                  22.6%        26.0%        23.0%        22.0%        22.0%       22.0%
   Concord House                    36.5         35.8         36.0         36.2         36.4        36.6
                                --------     --------     --------     --------     --------    --------
      Total Gross Profit            29.2         30.3         28.8         28.4         28.7        29.0

Growth Rates (year-over-year)
Net Sales
   Knitted Fabrics                   6.4%        (7.7)%        0.0%         0.0%         0.0%        0.0%
   Concord House                   (15.7)       (19.5)         3.0          4.0          5.0         5.0
                                --------     --------     --------     --------     --------    --------
      Total Net Sales               (6.9)       (13.3)         1.3          1.8          2.3         2.3

Gross Profit
   Knitted Fabrics                  32.5          6.4%       (11.7)%       (4.4)%        0.0%        0.0%
   Concord House                   (22.8)       (21.1)         3.6          4.6          5.6         5.6
                                --------     --------     --------     --------     --------    --------
      Total Gross Profit            (6.6)        (9.9)        (3.8)         0.6          3.2         3.3

----------
(a)   Source: Company Management.
(b) Difference between Total Gross Profit as reported on divisional basis and Total Gross Profit as reported on consolidated basis due to reclassification of SG&A expenses for the Milledgeville Facility.


--------------------------------------------------------------------------------
PROJECT FABRIC                         18               PETER J. SOLOMON COMPANY

--------------------------------------------------------------------------------
                      Summary Historical Stock Performance
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PROJECT FABRIC                         19               PETER J. SOLOMON COMPANY

Historical Stock Price Performance - Fabric Class A
================================================================================

                 Weekly Price/Volume Analysis over Last 3 Years
                 ----------------------------------------------
                         July 28, 1996 to July 28, 1999

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
PROJECT FABRIC                         20               PETER J. SOLOMON COMPANY

Historical Stock Price Performance - Fabric Class B
================================================================================

                 Weekly Price/Volume Analysis over Last 3 Years
                 ----------------------------------------------
                         July 28, 1996 to July 28, 1999

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
PROJECT FABRIC                         21               PETER J. SOLOMON COMPANY

Historical Stock Price Performance - Fabric Class A and Class B
================================================================================

                 Weekly Price/Volume Analysis over Last 3 Years
                 ----------------------------------------------
                         July 28, 1996 to July 28, 1999

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
PROJECT FABRIC                         22               PETER J. SOLOMON COMPANY

Historical Stock Price Performance - Fabric Class A
================================================================================

                Latest Twelve Months Daily Price/Volume Analysis
                ------------------------------------------------
                         July 28, 1998 to July 28, 1999

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
PROJECT FABRIC                         23               PETER J. SOLOMON COMPANY

Historical Stock Price Performance - Fabric Class B
================================================================================

                Latest Twelve Months Daily Price/Volume Analysis
                ------------------------------------------------
                         July 28, 1998 to July 28, 1999

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
PROJECT FABRIC                         24               PETER J. SOLOMON COMPANY

Historical Stock Price Performance - Fabric Class A and Class B
================================================================================

                Latest Twelve Months Daily Price/Volume Analysis
                ------------------------------------------------
                         July 28, 1998 to July 28, 1999

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
PROJECT FABRIC                         25               PETER J. SOLOMON COMPANY

Summary of Historical Closing Stock Prices - Fabric Class A
================================================================================

--------------------------------------------------------------------------------

                                               Fabric Closing Stock Prices
  Daily for the                         ----------------------------------------
Following Periods:      Time Period      High        Low     Average      Median
------------------     ------------     ------     ------    -------      ------

07/21/99 - 7/28/99     Last Week        $5.875     $5.625     $5.781      $5.781
07/14/99 - 7/28/99     Last 14 Days      5.875      5.625      5.761       5.750
06/28/99 - 7/28/99     Last 30 Days      5.875      5.375      5.704       5.750
06/11/99 - 7/28/99     Last 45 Days      5.875      4.563      5.438       5.625
05/28/99 - 7/28/99     Last 60 Days      5.875      4.313      5.224       5.438
04/28/99 - 7/28/99     Last 90 Days      5.875      4.313      5.043       4.813
01/29/99 - 7/28/99     Last 180 Days     6.250      4.125      5.293       5.375

07/28/99 - 7/28/99     Last 1 Year       5.625      5.625      5.625       5.625
07/28/99 - 7/28/99     Last 2 Years      5.625      5.625      5.625       5.625
07/28/99 - 7/28/99     Last 3 Years      5.625      5.625      5.625       5.625

--------------------------------------------------------------------------------
Source: Bloomberg.


--------------------------------------------------------------------------------
PROJECT FABRIC                         26               PETER J. SOLOMON COMPANY

Summary of Historical Closing Stock Prices - Fabric Class B
================================================================================

--------------------------------------------------------------------------------

                                               Fabric Closing Stock Prices
  Daily for the                         ----------------------------------------
Following Periods:      Time Period      High        Low     Average      Median
------------------     ------------     ------     ------    -------      ------

07/21/99 - 7/28/99     Last Week        $5.750     $4.375     $5.021      $5.000
07/14/99 - 7/28/99     Last 14 Days      5.750      4.375      4.727       4.375
06/28/99 - 7/28/99     Last 30 Days      5.750      4.375      4.543       4.375
06/11/99 - 7/28/99     Last 45 Days      5.750      4.375      4.489       4.375
05/28/99 - 7/28/99     Last 60 Days      5.750      4.375      4.527       4.375
04/28/99 - 7/28/99     Last 90 Days      5.750      4.375      4.486       4.375
01/29/99 - 7/28/99     Last 180 Days     5.875      4.375      5.036       4.688

07/28/99 - 7/28/99     Last 1 Year       5.625      5.625      5.625       5.625
07/28/99 - 7/28/99     Last 2 Years      5.625      5.625      5.625       5.625
07/28/99 - 7/28/99     Last 3 Years      5.625      5.625      5.625       5.625

--------------------------------------------------------------------------------
Source: Bloomberg.


--------------------------------------------------------------------------------
PROJECT FABRIC                         27               PETER J. SOLOMON COMPANY

--------------------------------------------------------------------------------

                             Summary Management and
                               Ownership Profile

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PROJECT FABRIC                         28               PETER J. SOLOMON COMPANY

Summary Fabric Ownership Profile
================================================================================

(Amounts in Thousands)

                                                                Common Stock
                                        -----------------------------------------------------------
                                                                                   Total
                                          Class A     % of    Class B    % of      Common     % of    Exercisable             % of
                                           Stock     Total     Stock     Total     Shares     Total    Options(d)   Total     Total
                                        -----------------------------------------------------------  ------------------------------
Inside Owners (a)
Alvin Weinstein                            837.31    38.59%    902.46    62.48%   1,739.77    48.14%     100.00    1,839.77   47.67%
David Weinstein, etc.                      254.12    11.71     212.07    14.68      466.18    12.90      100.00      566.18   14.67
Earl Kramer                                 94.20     4.34       0.20     0.01       94.40     2.61        0.00       94.40    2.45
                                        -----------------------------------------------------------  ------------------------------
  Investor Group                         1,185.63    54.64   1,114.73    77.17    2,300.35    63.65      200.00    2,500.35   64.79
Fred Heller                                  0.00       --       0.00       --        0.00     0.00       15.00       15.00    0.39
Richard Solar                                0.00       --       0.00       --        0.00     0.00       17.50       17.50    0.45
George Gleitman                              0.00       --       0.00       --        0.00     0.00        12.5       12.50    0.32
Other Executive Officers and Directors       0.00       --       0.00       --        0.00     0.00        0.00        0.00    0.00
                                        -----------------------------------------------------------  ------------------------------
  Total Insiders                         1,185.63    54.64   1,114.73    77.17    2,300.35    63.65      245.00    2,545.35   65.96
                                        -----------------------------------------------------------  ------------------------------
Institutions (b)
FMR Corp                                   169.60     7.82     122.70     8.49      292.30     8.09          --      292.30    7.57
Dimensional Fund Advisors Inc              132.70     6.12      85.30     5.91      218.00     6.03          --      218.00    5.65
Franklin Resources Inc                     146.00     6.73       0.00       --      146.00     4.04          --      146.00    3.78
Resenberg Institutional Equity              78.10     3.60       0.00       --       78.10     2.16          --       78.10    2.02
Brandywine Asset Management                 29.30     1.35       0.00       --       29.30     0.81          --       29.30    0.76
Dreyfus Corp                                28.90     1.33       0.00       --       28.90     0.80          --       28.90    0.75
BZW Barclays Bank PLC                       27.21     1.25       0.00       --       27.21     0.75          --       27.21    0.71
Mellon Bank                                 13.90     0.64       0.00       --       13.90     0.38          --       13.90    0.36
Other Institutions                           9.17     0.42       1.30     0.09       10.47     0.29          --       10.47    0.27
                                        -----------------------------------------------------------  ------------------------------
  Total Institutions                       634.88    29.26     209.30    14.49      844.18    23.36          --      844.18   21.87

Public and Other                           349.26    16.10     120.43     8.34      469.69    13.00          --      469.69   12.17
                                        -----------------------------------------------------------  ------------------------------
Total Shares Outstanding (c)             2,169.76   100.00%  1,444.45   100.00%   3,614.22   100.00%     245.00    3,859.22  100.00%
                                        ===========================================================  ==============================

----------
(a)   Source: Company's Proxy Statement dated January 12, 1999.
(b)   Source: Bloomberg and Company's Proxy Statement dated January 12, 1999.
(c)   Source: Company's Form 10-Q for the fiscal quarter ended May 30, 1999.
(d) Includes only exercisable options held by directors and executive officers, as provided by Management.


--------------------------------------------------------------------------------
PROJECT FABRIC                        29                PETER J. SOLOMON COMPANY

Summary Fabric Management Profile
================================================================================

Executive Officers

                            Years at
Name                  Age    Company    Current Position
-------------------  -----  --------    ----------------------------------------
Earl Kramer           65       27       President and Director
Alvin Weinstein       73       30       Chairman of the Board and Director
Martin Wolfson        62       26       Senior Vice President - Treasurer and
                                        Director
David Weinstein       36       8        President of the Company's Concord House
                                        Division
Mark Neugeboren       48       27       Vice President
Joan Weinstein        66       26       Secretary
Jack Tannenbaum       N/A      N/A      Assistant Treasurer
Donald Birgeles       N/A      N/A      Assistant Secretary

Board of Directors

Name                  Age               Current Position
-------------------  -----              ----------------------------------------
Alvin Weinstein       73                Chairman of the Board and Director
David Weinstein       36                President of the Company's Concord House
                                        Division
Earl Kramer           65                President and Director
Fred Heller           74                Chairman Emeritus of Genlyte Group, Inc.
Martin Wolfson        62                Senior Vice President - Treasurer and
                                        Director
Richard Solar         59                Senior Vice president of Gerber
                                        Childrenswear, Inc.
George Gleitman       70                President Emeritus of the Company's
                                        Concord House Division

----------
Source: Company's Form 10-K for the fiscal year ended August 30, 1998, Proxy Statement dated January 12, 1999 and Bloomberg.


--------------------------------------------------------------------------------
PROJECT FABRIC                        30                PETER J. SOLOMON COMPANY

--------------------------------------------------------------------------------

                               Valuation Analysis

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
PROJECT FABRIC                        31                PETER J. SOLOMON COMPANY

Summary Valuation Analysis of Fabric
================================================================================

                                                    Price per Fabric Share
                                                  --------------------------
                                                       Low         High
                                                  --------------------------
Comparable Company Analysis(a)                        $7.00       $9.75

Comparable Transaction Analysis(b)                    $7.00       $9.75

Discounted Cash Flow Analysis                         $6.00       $7.00

----------
(a)   Based on selected public textile companies.
(b) Based on "Going Private" Transactions of Companies with Enterprise Value Between $10 and $50 million.


--------------------------------------------------------------------------------
PROJECT FABRIC                        32                PETER J. SOLOMON COMPANY

Summary Fabric Premium Analysis
================================================================================

(Dollars in millions)                                       Class A and B
                                                                Offer
                                                                Price
                                                            -------------
Fabric Price Per Share                                          $7.88
                                                            -------------

Premium (Discount) to Stock Prices
   Class A
          Current Stock Price (7/28/99)       $5.625                40.0%
          52 week High (8/13/98)              $8.500                -7.4%
          52 week Low (4/1/99)                $4.000                96.9%

   Class B
          Current Stock Price (7/28/99)       $5.625                40.0%
          52 week High (7/28/98)              $8.250                -4.5%
          52 week Low (4/26/99)               $4.380                79.8%

Total Equity Value(a)                                              $29.0
Total Enterprise Value(a)(b)                                        25.1

Enterprise Value as a Multiple:
Revenues  LTM                                  $90.6                27.7%
          FY 1999P                              87.8                28.6%
          FY 2000P                              89.0                28.2%

EBITDA    LTM                                   $6.4                 3.9x
          FY 1999P                               6.4                 3.9x
          FY 2000P                               5.1                 5.0x

EBIT      LTM                                   $4.5                 5.6x
          FY 1999P                               4.6                 5.5x
          FY 2000P                               3.3                 7.7x

Equity Value as a Multiple:
EPS       LTM                                  $0.53                14.8x
          FY 1999P(c)                          $0.61                12.8x
          FY 2000P(c)                          $0.46                17.1x
          CY 1999P(c)                          $0.56                14.0x
          CY 2000P(c)                          $0.45                17.3x

----------
(a)   Represents treasury stock method applied to 325,000 options outstanding.
(b) Assumes net debt per Company Form 10-Q for the fiscal quarter ended May 30, 1999.
(c)   Company Management.


--------------------------------------------------------------------------------
PROJECT FABRIC                        33                PETER J. SOLOMON COMPANY

Summary Analysis of Selected Public Textile Companies
================================================================================

Selection Criteria

o All publicly traded companies in the textile industry in the U.S. with positive EBITDA and enterprise value less than $50 million, provided by Bloomberg.

Companies Description

o Burke Mills Inc. twists, textures, winds, dyes, processes and sells filament, novelty and spun yarns. The company's principal market is the upholstery, knitting and weaving industry. Burke Mills markets its products throughout the US and Canada.

o Carlyle Industries Inc. distributes a line of home sewing and craft products, principally buttons. The Company packages and distributes a variety of buttons and embellishments to mass merchandisers, specialty chains and independent retailers and wholesalers throughout the US. Carlyle also markets complementary product lines, including appliques, craft kits and fashion accessories.

o Decorator Industries Inc. designs, manufactures and sells window coverings, bedspreads, furniture and complementary products. The company's products are sold to original equipment manufacturers of recreational vehicles and manufactured housing and to the hospitality industry, either through distributors or directly to the customers.

o Lakeland Industries Inc. manufactures and distributes disposable and reusable protective work clothing. The company's products are used in the chemical, petrochemical, health care, automotive, glass, cement, asbestos/lead abatement, waste management and other industries. Lakeland markets its products around the world.


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PROJECT FABRIC                        34                PETER J. SOLOMON COMPANY

Summary Analysis of Selected Public Textile Companies
================================================================================

(Dollars in millions, except per share amounts)

-----------------------------------------------------------------------------------------------------------------------------------
MARKET DATA
                                                                                 Equity Value
                                                 Price/Earnings Multiples             as a                  Enterprise Value as a
                               Closing   ---------------------------------------  Multiple of                  Multiple of LTM:
                              Price on    Equity               CY 1999   CY 2000    Tangible   Enterprise  ------------------------
Selected Companies             7/28/99     Value     LTM EPS    EPS(a)    EPS(a)   Book Value    Value(b)  Net Sales  EBIT   EBITDA
-----------------------------------------------------------------------------------------------------------------------------------
CONCORD FABRICS, INC.          $5.625(c)   $20.5      10.6x      10.0x    12.4x        0.4x       $16.6       18.3%    3.7x    2.6x
  Burke Mills Inc               2.000        5.5       7.6         NA       NA         0.4          8.3       19.9     6.9     2.8
  Carlyle Industries Inc        0.906        6.7       3.6         NA       NA          NM         16.4       64.7     3.2     2.9
  Decorator Industries Inc      7.125       24.5       9.4         NA       NA         2.1(c)      23.2       44.1     5.3     4.6
  Lakeland Industries Inc       6.063       16.1       9.1         NA       NA         1.2         24.7       45.7     7.2     6.2

                               Median                  8.4x       N/A      N/A         0.8x                   44.9%    6.1x    3.7x
                                 Mean                  7.4        N/A      N/A         0.8                    43.6     5.6     4.1

-----------------------------------------------------------------------------------------------------------------------------------
OPERATING DATA                                                                                                         Net Income
                                    Net Sales          Gross Margin            EBITDA                   EBIT            to Common
                               -----------------     ----------------     ----------------         ---------------    -------------
                                 LTM        CAGR      LTM        CAGR      LTM        CAGR          LTM       CAGR     LTM     CAGR
-----------------------------------------------------------------------------------------------------------------------------------
CONCORD FABRICS, INC.           $90.6      -16.9%    $28.1       -9.9%    $6.4        21.8%        $4.5       31.1%   $2.0    80.4%
  Burke Mills Inc                41.5        1.9       4.4        7.5      3.0         0.0          1.2        0.4     0.7    30.7
  Carlyle Industries Inc         25.4        3.6      11.6       -2.5      5.7          NM          5.1        8.2     1.9    20.5
  Decorator Industries Inc       52.5       16.0      11.3        6.7      5.0         3.7          4.4        0.0     2.9     0.0
  Lakeland Industries Inc        54.1      -13.5(c)    9.8       19.7      4.0          NM          3.4       38.5     1.8    39.9

                               Median        3.6%                 7.1%                 1.8%                    4.3%           25.6%
                                 Mean        7.1                  7.9                  1.8                    11.8            22.8

NOTE: CAGRs (Compound Annual Growth Rates) are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items.
(a) Provided by Company Management. Projected EPS estimates not provided by First Call as of 7/28/99.
(b) Enterprise value represents equity value plus book values of total debt, preferred stock and minority interest less cash.
(c)   Weighted average closing price for Class A and Class B shares outstanding.


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PROJECT FABRIC                        35                PETER J. SOLOMON COMPANY

================================================================================

(Dollars in millions, except per share amounts)

-----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS           Net Working                                                                         Return on
                           Capital/    Gross Margin/                                                            Common
                             Sales         Sales        EBITDA/Sales       EBIT/Sales      Net Income/Sales     Equity    Net Debt/
                          -----------  -------------  ---------------   ----------------  -----------------   ---------  Total Cap
                              LTM           LTM       LTM     Average   LTM      Average    LTM     Average      LTM        LTM
-----------------------------------------------------------------------------------------------------------------------------------
CONCORD FABRICS, INC          33.7%         31.0%      7.0%       6.4%   4.9%       4.8%    2.2%      2.3%        4.2%       0.0%
Burke Mills Inc               15.0          10.5       7.2        7.2    2.9        3.3     1.7       1.6         5.0       14.3
Carlyle Industries Inc        36.1          45.9      22.7(c)    26.1   20.2(c)    23.7     7.4       8.8       -11.1         NM
Decorator Industries Inc       9.1          21.6       9.5       11.2    8.4       10.1     5.5       7.0        19.6       -8.2
Lakeland Industries Inc       39.2          18.1       7.3        7.8    6.3        6.8     3.3       3.6        12.5       35.4

                            Median          19.8%      7.3%       9.5%   6.3%       8.5%    4.4%      5.3%        8.8%      14.3%
                              Mean          24.0       8.0       13.1    5.9       11.0     4.5       5.2         6.5       13.8

----------
NOTE: CAGRs (Compound Annual Growth Rates) are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude unusual and extraordinary items. (c) Excluded as outliers.


--------------------------------------------------------------------------------
PROJECT FABRIC                        36                PETER J. SOLOMON COMPANY

Summary Valuation Analysis of Fabric
================================================================================

Based on Selected Public Textile Companies.

(Dollars in millions)

                                                      Implied Fabric        Implied Fabric             Implied Fabric
                                    Precedent           Enterprise              Equity                   Per Share
                    Fabric        Value Range(b)        Value Range          Value Range(c)            Value Range(d)
                     LTM        ----------------     ----------------      ----------------     ----------------------------
                 5/30/1999(a)   Low        High       Low        High       Low        High       Low       Mean       High
                 ------------   ----------------     ----------------      ----------------     ----------------------------
Net Sales           $90.6       40.0%      50.0%     $36.3      $45.3      $40.1      $49.2     $11.05     $12.29     $13.54
EBITDA                6.4       3.0x       5.0x       19.2       31.9       23.0       35.8       6.34       8.10       9.86
EBIT                  4.5       5.0x       7.0x       22.4       31.4       26.3       35.3       7.23       8.47       9.70
LTM Net Income        2.0       7.5x       9.5x       11.0       15.0       14.9       18.9       4.11       4.66       5.21

(a) Source: Company's Form 10-Q for the fiscal quarter ended May 30, 1999 and Company's Form 10-K for the fiscal year ended August 30, 1998.
(b) Based on analysis of selected comparable publicly-traded small cap textile companies.
(c) Equity represents enterprise value minus debt plus cash as of fiscal quarter ended May 30, 1999.
(d) Source: Company's Management. Assumed same number of shares outstanding as of 5/30/99 and 182,500 options which are currently in the money.


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PROJECT FABRIC                        37                PETER J. SOLOMON COMPANY

Summary Analysis of Selected Precedent Transactions
================================================================================

Based on "Going Private" Transactions of Companies with Enterprise Value Between $10 and $50 million from 1997 to Present.

($ in millions)                                                     Enterprise Value as a                       Equity Value as a
                                                               Enterprise Value as a Multiple of:                  Multiple of:
                                                              ------------------------------------              ------------------
 Date        Acquiror Name                       Enterprise    LTM            LTM           LTM         Equity       LTM Net
Annc'd           Target Name                     Value (a)    Sales          EBITDA         EBIT         Value        Income
------       ----------------------------------  ----------   ------------------------------------      ------  ------------------
Jun-99       Investor Group                        $12.4       20.3%          3.6x           3.9x        $14.9          8.1x
                 Winston Resources, Inc.

Dec-98       SRC Holdings                           42.6       43.8           5.1           10.4          28.8         11.5
                 Back Bay Restaurants Group Inc

Sep-98       PH II Inc                              14.3       73.1           4.0            4.9           8.7          4.8
                 THT Inc

Aug-98       Malt Acquiring Inc                     14.4       51.8           3.4            4.4          15.8          7.5
                 Lion Brewery Inc

May-97       Oxford Automotive Inc                  19.1       20.5           7.1(b)        15.9(b)       19.5         27.9(b)
                 Howell Industries Inc

Mar-97       Hamilton Acquisition LLC               30.9       23.7           4.7            6.1          36.2         11.0
                 Strober Organization Inc

Jan-97       HIG Investment Group                   27.4       60.1           NA             7.0          21.5          8.3
                 Thermal Industries Inc
                                                 -----------------------------------------------------------------------------
                                                 Mean          41.9%          4.2x           6.1x                       8.5x

                                                 Median        43.8%          4.0x           5.5x                       8.2x
                                                 -----------------------------------------------------------------------------

Source: Securities Data Co and other public sources.
(a)   Enterprise value equals equity value plus debt less cash.
(b)   Excluded as outlier.


--------------------------------------------------------------------------------
PROJECT FABRIC                        38                PETER J. SOLOMON COMPANY

Summary Valuation Analysis of Fabric
================================================================================

Based on "Going Private" Transactions of Companies with Enterprise Value Between $10 and $50 million.

(Dollars in millions)

                                                        Implied Fabric       Implied Fabric             Implied Fabric
                                      Precedent           Enterprise             Equity                    Per Share
                      Fabric        Value Range(b)       Value Range         Value Range(c)              Value Range(d)
                       LTM          --------------     ----------------     ----------------     -------------------------------
                   5/30/1999(a)      Low     High       Low       High       Low        High      Low         Mean         High
                   ------------     -----    -----     -----      -----     -----      -----     -----       ------       ------
Net Sales             $90.6         35.0%    45.0%     $31.7      $40.8     $35.6      $44.7     $9.80       $11.05       $12.29
EBITDA                  6.4          3.5x     5.0x      22.4       31.9      26.2       35.8      7.22         8.54         9.86
EBIT                    4.5          5.0x     7.0x      22.4       31.4      26.3       35.3      7.23         8.47         9.70
LTM Net Income          2.0          7.0x    11.0x      10.1       18.0      13.9       21.9      3.84         4.93         6.03

(a) Source: Company's Form 10-Q for the fiscal quarter ended May 30, 1999 and Company's Form 10-K for the fiscal year ended August 30, 1998.
(b) Based on analysis of selected comparable "going private" company transactions.
(c) Equity represents enterprise value minus debt plus cash as of fiscal quarter ended May 30, 1999.
(d) Source: Company Management. Assumed same number of shares outstanding as of 5/30/99 and 182,500 options which are currently in the money.


--------------------------------------------------------------------------------
PROJECT FABRIC                        39                PETER J. SOLOMON COMPANY

Discounted Cash Flow Analysis
================================================================================

(Dollars in millions)

                                    Projected Fiscal Year Ending August 30, (a)
                                   ----------------------------------------------------
                                    1999E      2000P      2001P       2002P      2003P
                                   ----------------------------------------------------
Revenues                            $87.8      $89.0      $90.6       $92.7      $94.8
Year-to-Year % Growth                  --        1.3%       1.8%        2.3%       2.3%
EBITDA                                6.4        5.1        4.7         5.0        5.2
% of Revenue                          7.3%       5.7%       5.2%        5.4%       5.5%
EBIT                                  4.6        3.3        2.9         3.2        3.4
% of Revenue                          5.2%       3.7%       3.3%        3.4%       3.6%
Taxes @ 40.0%                         1.8        1.3        1.2         1.3        1.4
                                   ----------------------------------------------------
Unlevered Net Income                  2.7        2.0        1.8         1.9        2.1
Depreciation and Amortization         1.8        1.8        1.8         1.8        1.8
Changes in Working Capital            0.2       (0.5)      (0.5)       (0.6)      (0.6)
Capital Expenditure                  (1.8)      (1.8)      (1.8)       (1.8)      (1.8)
                                   ----------------------------------------------------
Free Cash Flow                       $2.9       $1.4       $1.3        $1.3       $1.4
                                   ====================================================

                                                4.0x                              5.0x                            6.0x
Terminal Value EBITDA Multiple     -----------------------------------------------------------------------------------------------
Discount Rate                         9.0%      10.0%      11.0%        9.0%      10.0%     11.0%       9.0%      10.0%      11.0%
                                   -----------------------------------------------------------------------------------------------
Present Value of Free Cash Flow      $4.4       $4.3       $4.2        $4.4       $4.3      $4.2       $4.4       $4.3       $4.2
Present Value of Terminal Value      14.8       14.3       13.8        18.5       17.9      17.2       22.2       21.4       20.7
                                    -----      -----      -----       -----      -----     -----      -----      -----      -----
Total Enterprise Value              $19.2      $18.6      $18.0       $22.9      $22.2     $21.5      $26.6      $25.8      $24.9
Less: Net Debt (as of 5/30/99)       (3.9)      (3.9)      (3.9)       (3.9)      (3.9)     (3.9)      (3.9)      (3.9)      (3.9)
                                    =====      =====      =====       =====      =====     =====      =====      =====      =====
Equity Value                        $23.1      $22.5      $21.9       $26.8      $26.1     $25.3      $30.5      $29.6      $28.8
Shares Outstanding                    3.6        3.6        3.6         3.6        3.6       3.6        3.6        3.6        3.6
Total Equity Value Per Share (b)    $6.36      $6.19      $6.03       $7.38      $7.17     $6.97      $8.40      $8.16      $7.92
                                   -----------------------------------------------------------------------------------------------

----------
(a)   Company Management.
(b) Based on outstanding shares as of May 30, 1999 and options which are currently in the money. Treasury stock method applied to 182,500 options, as provided by Company Management.


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PROJECT FABRIC                        40                PETER J. SOLOMON COMPANY